As filed with the Securities and Exchange Commission on November 16, 2020

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

HALL OF FAME RESORT & ENTERTAINMENT COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware	7990	84-3235695
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification No.)

2626 Fulton Drive NW
Canton, OH 44718
(330) 458-9176

(Address, Including Zip Code, and Telephone Number,

Including Area Code, of Registrant’s Principal Executive Offices)

Michael Crawford
Chief Executive Officer
2626 Fulton Drive NW

Canton, OH 44718
(330) 458-9176

(Name, Address, Including Zip Code, and Telephone Number,

Including Area Code, of Agent for Service)

Copies to:

J. Steven Patterson, Esq. Scott D. McKinney, Esq. Mayme Beth F. Donohue, Esq. Hunton Andrews Kurth LLP 2200 Pennsylvania Avenue NW Washington, DC 20037 Tel: (202) 955-1500	Mitchell S. Nussbaum, Esq. Angela M. Dowd, Esq. Loeb & Loeb LLP 345 Park Avenue New York, NY 10154 Tel: (212) 407-4000

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-249133

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 under the Securities Exchange Act of 1934:

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee
Units consisting of shares of Common Stock, par value $0.0001 per share, and Warrants to purchase shares of Common Stock, par value $0.0001 per share	$3,750,000	$414.12
Common Stock included in Units	Included with Units above	-
Warrants included in Units(3)	Included with Units above	-
Common Stock issuable upon exercise of Warrants(4)	$3,750,000	$414.12
Total	$7,500,000	$818.25	(5)

(1)	The registrant previously registered an aggregate of $50,000,000 of securities on the Registration Statement on Form S-1, Registration No. 333-249133 (the “Initial Registration Statement”). Pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), the amount of securities being registered hereunder represents no more than 20% of the securities initially registered pursuant to the Initial Registration Statement.

(2)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) under the Securities Act.

(3)	Pursuant to Rule 457(g) of the Act, no separate registration fee is required for the Warrants because the Warrants are being registered in the same registration statement as the Common Stock of the registrant issuable upon exercise of the Warrants.

(4)	In addition to the shares of Common Stock set forth in this table, pursuant to Rule 416 under the Act, this registration statement also registers such indeterminate number of shares of Common Stock as may become issuable upon exercise of these securities as the same may be adjusted as a result of stock splits, stock dividends, recapitalizations or other similar transactions.

(5)	A filing fee of $818.25 is paid herewith. Calculated pursuant to Rule 457(o) under the Securities Act. The registrant previously registered an aggregate of $50,000,000 of securities on the Initial Registration Statement, for which a filing fee of $5,973.00 was previously paid.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933.

EXPLANATORY NOTE

This Registration Statement on Form S-1 (the “462(b) Registration Statement”) is being filed by Hall of Fame Resort & Entertainment Company (the “Company”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to Rule 462(b), the Company hereby incorporates by reference into this 462(b) Registration Statement in its entirety the Registration Statement on Form S-1 (File No. 333-249133), which was declared effective by the Securities and Exchange Commission (“SEC”) on November 16, 2020 (the “Initial Registration Statement”), including each of the documents filed by the Company with the SEC and incorporated or deemed to be incorporated by reference therein and all exhibits thereto.

In accordance with Rule 462(b), an additional amount of securities having a proposed maximum aggregate offering price of not more than 20% of the maximum aggregate offering price of the securities registered under the Initial Registration Statement are being registered on this 462(b) Registration Statement. This 462(b) Registration Statement is being filed with respect to the registration of (i) an additional $3,750,000 aggregate maximum amount of units of the Company (the “Units”), each Unit consisting of one share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) and one warrant (collectively, the “Warrants”) to purchase one share of Common Stock and (ii) an additional $3,750,000 of shares of Common Stock underlying the Warrants, all of which are described in the prospectus constituting a part of the Initial Registration Statement.

The required opinions of counsel and related consent and accountants’ consents are attached hereto and filed herewith.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.	Exhibits and Financial Statement Schedules

(a)	Exhibits

All exhibits filed or incorporated by reference in the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-249133), are incorporated by reference into, and shall be deemed to be part of, this Registration Statement, except for the following, which are filed herewith:

5.1	Opinion of Hunton Andrews Kurth LLP

23.1	Consent of Marcum LLP

23.2	Consent of Marcum LLP

23.3	Consent of Hunton Andrews Kurth LLP (included in Exhibit 5.1)

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Canton, State of Ohio, on November 16, 2020.

HALL OF FAME RESORT & ENTERTAINMENT COMPANY

/s/ Michael Crawford
Name:	Michael Crawford
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned, whose signature appears below, hereby constitutes and appoints Michael Crawford and Jason Krom, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this registration statement or any amendments hereto in the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Capacity in Which Signed	Date

/s/ Michael Crawford	Chief Executive Officer and Director (Principal Executive Officer)	November 16, 2020
Michael Crawford

*	Chief Financial Officer	November 16, 2020
Jason Krom	(Principal Financial and Accounting Officer)

*	Director	November 16, 2020
Anthony J. Buzzelli

*	Director	November 16, 2020
David Dennis

*	Director	November 16, 2020
James J. Dolan

*	Director	November 16, 2020
Karl L. Holz

*	Director	November 16, 2020
Stuart Lichter

*	Director	November 16, 2020
Curtis Martin

*	Director	November 16, 2020
Mary Owen

*	Director	November 16, 2020
Edward J. Roth III

	Director	November 16, 2020
Lisa Roy

*	Director	November 16, 2020
Kimberly K. Schaefer

* By:	/s/ Michael Crawford
Michael Crawford
Attorney-in-fact

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